FOURTH AMENDMENT TO THE WINTERGREEN FUND, INC.

AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT, effective as of December 5, 2011, to the Amended and Restated Transfer Agent Servicing Agreement originally made and entered into as of November 15, 2007, amended and restated as of March 1, 2010, March 15, 2011 and August 5, 2011 (the “Agreement”), is entered into by and between Wintergreen Fund, Inc., a Maryland corporation (the “Fund” or “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Company and USBFS have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by mutual written consent of the parties.

NOW, THEREFORE, the parties do hereby agree as follows:

Appendix I to Exhibit B is superseded and replaced with Appendix I to Exhibit B attached hereto.

Exhibit C is superseded and replaced with Exhibit C attached hereto.

Exhibit D is superseded and replaced with Exhibit D attached hereto.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

WINTERGREEN FUND, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Steven Graff	By: /s/ Michael R. McVoy

Name: Steven Graff	Name: Michael R. McVoy

Title: Vice President	Title: Executive Vice President

Appendix 1 to Exhibit B

Amended and Restated Transfer Agent Servicing Agreement – Wintergreen Fund, Inc.

INTERNET ACCESS SERVICES ANNUAL FEE SCHEDULE at March 15, 2011

FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

FAN Web Select (Fund Groups under [  ] open accounts) – Standard Web services

1.   Implementation - $[  ] per fund group – includes up to [  ] hours of technical/BSA support

•     Annual Base Fee - $[  ] per year ($[  ] when open accounts surpass [  ])

2.   Customization - $[  ] per hour

3.   Activity (Session) Fees:

•     Inquiry - $[  ] per event

•     Account Maintenance - $[  ] per event

•     Transaction – financial transactions, reorder statements, etc. - $[  ] per event

•     New Account Set-up - $[  ] per event (Not available with FAN Web Select). Fee shall not apply to accounts that are converted during the implementation process.

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•     Inquiry Only

•     Inquiry - $[  ] per event

•     Per broker ID - $[  ] per month per ID

•     Transaction Processing

•     Implementation - $[  ] per management company

•     Transaction – purchase, redeem, exchange, literature order - $[  ] per event

•     New Account Set-up – may contain multiple fund/accounts - $[  ] per event

•     Monthly Minimum Charge - $[  ] per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

•     Base Fee Per Management Company – file generation and delivery - $[  ] per year

•     Per Record Charge

•     Rep/Branch/ID - $[  ]

•     Dealer - $[  ]

•     Price Files - $[  ] or $[  ] /user/month, whichever is less

ELECTRONIC DELIVERY SERVICES

Electronic Statement Delivery Service

Document Load – $[  ] /statement

E-mail Notification – $[  ] /notification

Compliance Delivery Services

Consent Notification – $[  ] /notification

Minimum Annual Fee – $[  ] /fund group

FAN Web Transaction Fees relating to Informa

View Consent Enrollment - $[  ] /transaction

Consent Enrollment - $[  ] /transaction

View Statements - $[  ] /view

Custom development (if necessary) – $[  ] /hour

Standard Service Offering Includes:

•     Statement presented as HTML document

•     Statements will be loaded for all accounts, regardless of consent

•     Text e-mail notification

•     Statement storage for [  ] years on “hot” storage

•     Implementation for one unique statement type/product

•     Print suppression capability provided through consent option

•     E-mail tracking and reporting

•     Included [  ] years of storage

Appendix 1 to Exhibit B (continued)

Amended and Restated Transfer Agent Servicing Agreement – Wintergreen Fund, Inc.

MARS PRICING SCHEDULE at July 1, 2011
Assumptions
• Estimate based on approximate client size and implementation / product needs
• Start off with up to [ ] years of DST/Intermediary Transaction History then up to a rolling [ ] years storage going forward
• Includes setup of Clearing and Executing Firm relationships
• Includes ongoing Standard Product Enhancements
• Ongoing Product Support From USBFS
• Product can integrate client-owned Discovery license at additional cost
• Costs listed based on implementation of all product modules. Al a carte modular pricing is also available.

Implementation Costs				Implementation Costs
Implementation Cost, Sales and CRM				$[ ]

Monthly ASP Product Costs				Monthly Product Costs
Sales Reporting	Per User	No. of Users	Total Cost
Executive Information Summary Reporting/month	$[ ]	[ ]	$[ ]	$[ ]
Channel & Territory Manager/month (if CRM, no charge)	$[ ]	[ ]	$[ ]

Customer/Account/ Month (included with compliance)	$[ ]	[ ]	$[ ]

Financial Intermediary Reporting
Supermarket Platform Reporting/month (no charge if using Sales Product)	$[ ]	[ ]	$[ ]
Omnibus Reconciliation Manager/month (only if not using enhanced services)	$[ ]	[ ]	$[ ]

MapPoint Integration/Month	$[ ]

Handheld/month/ month (Non-IPad only). I Pad prices not available yet.	$[ ]

Compliance Reporting
22c-2 Compliance Module	$[ ]	[ ]	$[ ]	$[ ]

CRM Integration
Core CRM	$[ ]	[ ]	$[ ]	$[ ]

Discovery Monthly Refresh/upload charge	$[ ]	[ ]	$[ ]

Enhanced Services/ Month			$[ ]	$[ ]
Includes All Basic Support Components:
File Import Assistance Data Scrubbing – Cleaning of firm, Branch, and Rep Info.

Appendix I to Exhibit B (continued) to the Amended and Restated Transfer Agent Servicing Agreement
Database Query Requests
Compliance Report Monitoring/Review/Analysis
Compliance Workflow Assistance
Business Requirements Analysis

Software or Report Customization (if needed)	$[ ] /hour

Site License Fees
Data Quality Tool/ Monthly	$[ ]
RIA Feed Setup/one time setup	$[ ]
RIA Monthly Load/Month	$[ ]
Handheld Server/One Time Setup	$[ ]
Document Management/Month	$[ ]
Multiple Windows/ Month	$[ ]
Profiling/ Month	$[ ]
Portal feeds Sales/ Month	$[ ]	[ ]	$[ ]
Portal Feeds Compliance/ Month	$[ ]

Base Fee		$ [ ]	$[ ]

Implementation and Monthly Costs
	Total Implementation Costs (Sales and CRM). Compliance already setup.		$[ ]
	Total Monthly Costs		$[ ]

Exhibit C to the Amended and Restated Transfer Agent Servicing Agreement –Wintergreen Fund, Inc.

ANNUAL FEE SCHEDULE at March 15, 2011* *Fees are fixed through March 15, 2012

Service Charges to the Fund

Shareholder Services Fee per Fund:

$[  ] per direct open account

$[  ] per NSCC open account

$ [  ] per closed (zero balance) account

Plus a Base Fee of $[ ] per CUSIP

Activity Charges

¿Telephone Calls – $[ ] a minute per call

¿Shareholder Services E-mail Box - $[ ]

¿Dealer Reclaim - $[ ] /reclaim

¿ AML New Account Service -

$[  ] /new domestic accounts and

$[  ] /new foreign account

¿ CCO Support Services – [ ]

¿ Daily Valuation Trades - $[ ] /Trade

¿ Omnibus Account Transactions

$[  ] each transaction

Literature Fulfillment Services

Account Management

-$[  ] /month (account management, lead reporting and database administration)

Out-of-Pocket Expenses

-Kit and order processing expenses, postage and printing

¿Lost Shareholder Search - $[ ] /search

¿ACH/EFT Shareholder Services:

$[  ] /month/fund group

$[  ] /ACH item, setup, change

$[  ] /correction, reversal

Out-of-pocket Costs including but not limited to:

¿    Telephone toll-free lines, call transfers, etc.

¿    Records retention, microfilm/fiche

¿    ACH fees

¿    NSCC charges from DTCC

¿    Mailing, postage printing

¿    Stationery, envelopes

¿    Disaster Recovery $[ ] /account/year

¿    AML verification - $[ ]

Plus all other out-of-pocket expenses;

Additional proxy services

Service Charges to Investors

Qualified Plan (IRA) Fees (Billed to Investors)

¿   $[  ] /qualified plan acct (Cap at $[ ] /SSN)

¿   $[  ] /outgoing wires

¿   $[  ] Overnight Delivery

¿   $[  ] /return check or ACH

¿   $[  ] /research request per account (cap at $[ ]) for statements prior to current year

Technology Charges

MFx Report Source - $[ ]

Setup (After conversion) on DST - $[    ] Per CUSIP

NSCC Service Interface

Setup – $[  ] per Fund Complex

Annual – $[  ] per CUSIP

Telecommunications and Voice Services

Service Setup AT&T - $[  ]

VRU Setup – $[  ]

Annual VRU Maintenance - $[  ] per CUSIP

$[ ] /voice response call

12b-1 Aging - $[  ] /account/year

Average Cost - $[  ] /account/year

Development/Programming - $[  ] /hour, if required

File Transmissions – subject to requirements

Select reports (non-standard) - $[  ] per select

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family.

•    [  ] days or less – $[  ] /open account

•    [  ] -[  ] days – $[  ] /open account

•    [  ] -[  ] days – $[  ] /open account

•    [  ] days – [  ] year - $[  ] /open account

[  ] year – [  ] years - $[  ] /open account

Fees are billed monthly

Exhibit D to the Amended and Restated Transfer Agent Servicing Agreement

WINTERGREEN FUNDS
SERVICE STANDARDS - TRANSFER AGENT SERVICES

Transfer Agent Services	Service Standard	Measurement Frequency
Transaction and Account Processing
Financial Transactions	[ ] % processed on day of receipt	Monthly
Non-Financial Transactions	[ ] % processed within [ ] business days	Monthly
Transfers (non-qualified plans)	[ ] % processed within [ ] business days	Monthly
Accuracy Ratio	[ ] % or greater	Monthly
QC of Financial Transactions	[ ] % QC’d on day of receipt	Monthly
Adjustment Transactions	[ ] % processed within [ ] business days	Monthly

Correspondence
Respond to Written Requests	[ ] % within [ ] business days	Monthly
QC correspondence requests	[ ] % on the day of receipt	Monthly
Shareholder Cash Reporting	Complete by [ ] Central Standard Time	Monthly

Investor Services
Service Level Goal	[ ] % of calls answered within [ ] seconds	Monthly
Average Speed of Answer	[ ] seconds or less	Monthly
Abandonment Rate	[ ] % or less	Monthly
Records Research		Monthly
Retrieval of items generated within the past [ ] yrs	[ ] business days	Monthly
Retrieval of items [ ] years or older	[ ] business days	Monthly
Fulfillment	[ ] % mailed by next business day	Monthly

Mailing of Shareholder Items
Liquidation Checks	[ ] % within [ ] business day	Monthly
Dividend Checks	[ ] % within [ ] business days	Monthly
12b-1 Commission Checks	[ ] % within [ ] business days of cycle (authorization and funding must be received	Monthly
Shareholder Statements	[ ] % within [ ] business days (from date of approval)	Monthly
Client Reports - Daily	[ ] % within [ ] business day	Monthly
Client Reports - Month-End	[ ] % within [ ] business days	Monthly